Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Barry Hollander, Chief Financial Officer, Secretary and Director of Techs Loanstar, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-K/A of Techs Loanstar, Inc. for the period ended April 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Techs Loanstar, Inc.

Dated: June 16, 2011

/s/ Barry Hollander Name: Barry Hollander Title: Chief Financial Officer, Secretary and Director (Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided Techs Loanstar, Inc. and will be retained by Techs Loanstar, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.